Exhibit (a)(11)

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                    FLAG INVESTORS COMMUNICATIONS FUND, INC.

         Flag Investors Communications Fund, Inc. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at One South Street, Baltimore, Maryland 21202, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         SECOND: Pursuant to the authority contained in Section 2-605(a) of the Maryland General Corporation Law and under authority contained in Article XI,
Section 1 of the Articles of Incorporation of the Corporation, the Board of Directors by unanimous written consent dated February 24, 2003 has changed the name of the Corporation to Scudder Flag Investors Communications Fund, Inc.

         THIRD: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, the Board of Directors has determined to file of record these Articles of Amendment, which Amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and which Amendment is solely for the purpose of changing the name of the Corporation.

         FOURTH: Article II of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

         The name of the Corporation is:
                  Scudder Flag Investors Communications Fund, Inc.

         FIFTH: All references to the name of the Corporation are hereby amended to reflect the foregoing name change.

         SIXTH: These Articles of Amendment shall be effective as of the later of the time the State Department of Assessments and Taxation of Maryland accepts these Articles of Amendment of record or May 16, 2003.
                                             --

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         IN WITNESS WHEREOF, Flag Investors Communications Fund, Inc. has caused these Articles of Amendment to be signed in its corporate name and on its behalf by its Secretary and its corporate seal to be hereunto affixed and attested by its Assistant Secretary as of the 13th day of May, 2003.

                                        FLAG INVESTORS COMMUNICATIONS FUND, INC.

                                        By:  /s/Daniel O. Hirsch
                                             -----------------------------------
                                             Daniel O. Hirsch
                                             Secretary

(SEAL]

Attest:

/s/Bruce A. Rosenblum
---------------------
Bruce A. Rosenblum
Assistant Secretary